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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors

We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report on the combined financial statements of SYGNET Communications, Inc. and Wilcom Corporation dated August 8, 1996 (except as to Note 12, as to which the date is September 16, 1996), in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-10161) and related Prospectus of Sygnet Wireless, Inc. for the registration of $110,000,000 of Senior Notes due 2006.

                                        ERNST & YOUNG LLP

                                        /s/ ERNST & YOUNG LLP

Cleveland, Ohio
September 16, 1996